UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2024

VARAGON CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	000-56450	30-1206578
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

151 West 42nd Street, 53rd Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 235-2600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As described below, on June 12, 2024, Varagon Capital Corporation’s (the “Company”) shareholders approved an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) by and between the Company and VCC Advisors, LLC (the “Adviser”), which became effective immediately.

The Amended Advisory Agreement amended the prior investment advisory agreement, dated June 2, 2022, by and between the Company and the Adviser (the “Prior Advisory Agreement”) to:

•
reduce the incentive fee on income payable by the Company to the Adviser following an initial public offering or a listing of the Company’s common stock from 20% of all remaining Pre-Incentive Fee Net Investment Income (as defined in the Amended Advisory Agreement) above the “catch-up” to 17.5% of all remaining Pre-Incentive Fee Net Investment Income above the “catch-up”; and
•
more accurately reflect the original intent of the parties with respect to the “three-year look back” by revising the description of the calculation of the incentive fee on income to more explicitly account for the “three-year look back” and specifically referring to the “aggregate” Pre-Incentive Fee Net Investment Income for the Trailing Twelve Quarters (as defined in the Amended Advisory Agreement) in the description of the calculation; therefore, the foregoing change is clarifying in nature and neither reflects a change in the actual calculation of the incentive fee on income nor would result in any change in the fees payable by the Adviser.

Other than the foregoing, no other material provisions of the Prior Advisory Agreement changed, and the Adviser will continue to provide the same services to the Company pursuant to the Amended Advisory Agreement as it previously provided pursuant to the Prior Advisory Agreement. The Amended Advisory Agreement will remain in effect for an initial two year period from June 12, 2024, its effective date, and thereafter from year-to-year, subject to approval by the Company’s board of directors or a vote of a majority of the outstanding voting securities of the Company, and by approval of a majority of the independent directors.

The foregoing description of the Amended Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Advisory Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Shareholders

On June 12, 2024, the Company held its 2024 annual meeting of shareholders (the “Annual Meeting”). Shareholders of record at the close of business on April 15, 2024 (the “Record Date”) were entitled to vote at the Annual Meeting. As of the Record Date, there were 41,515,624 shares of common stock outstanding and entitled to vote. A quorum consisting of 35,898,299 shares of common stock of the Company were present or represented by proxy at the Annual Meeting.

The Company’s shareholders voted on and approved two proposals at the Annual Meeting. The final voting results from the Annual Meeting were as follows:

Proposal 1 – Election of One Class II Director

The following individual, constituting the director nominee named in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024, was elected to serve as a Class II director of the Company until the 2027 annual meeting of shareholders and until her successor is duly elected and qualified. The following votes were taken in connection with this proposal:

Director	Votes For	Votes Withheld

Nell Cady-Kruse	35,898,299	0

Proposal 2 – Approval of the Amended Advisory Agreement

The proposal to approve the Amended Advisory Agreement was approved by the following vote:

Votes For	Votes Against	Abstentions
35,898,299	0	0

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Investment Advisory Agreement, dated as of June 12, 2024, by and between Varagon Capital Corporation and VCC Advisors, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARAGON CAPITAL CORPORATION

Date: June 17, 2024	By:	/s/ Walter J. Owens
		Name:	Walter J. Owens
		Title:	Chief Executive Officer